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                                                                   EXHIBIT 10.22


                         TRANSITION EMPLOYMENT AGREEMENT


                  THIS TRANSITION EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into on December 1st, 2003 (the "EFFECTIVE DATE") by and between ValueVision Media, Inc., a Minnesota corporation with its principal place of business in Eden Prairie, Minnesota (the "COMPANY"), and Gene McCaffery, a resident of Minnesota ("EMPLOYEE").

                                    RECITALS

                  A. Employee is the Company's former President and Chief Executive Officer and a former director of the Company, having resigned from those positions pursuant to that certain Separation Agreement dated November 25, 2003 (the "SEPARATION AGREEMENT").

                  B. The Company desires to retain the services of Employee with respect to certain transition, strategy, business development and special project matters of the Company, and Employee desires to accept such continued employment, subject to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements of the Company and Employee set forth below, the Company and Employee, intending to be legally bound, agree as follows:

         1. TERM. The term of Employee's employment under this Agreement shall commence on the Effective Date and shall continue until the second anniversary following the Effective Date (the "TERM"), unless earlier terminated in accordance with Section 2.

         2. TERMINATION.

                  (a) EARLY TERMINATION. This Agreement and Employee's employment hereunder may be terminated as follows: (i) by the Company without notice to Employee upon Employee's failure to execute the "MCCAFFERY RELEASE" (as such term is defined in the Separation Agreement) or upon Employee rescinding or attempting to rescind the McCaffery Release, (ii) by the Company for Cause (as defined in Section 2(b) below); (iii) by Employee for any reason upon 30 days prior written notice to the Company; or (iv) upon the death of Employee. In the event this Agreement is terminated prior to expiration of the Term pursuant to this Section 2, the Company shall be obligated to pay Employee only for the compensation set forth in Section 4 that has accrued prior to such termination date and any amounts due and owing to Employee under the Separation Agreement.

                  (b) CAUSE. "CAUSE" shall mean: (i) a material improper act or act of fraud which results in or is intended to result in Employee's personal enrichment at the direct expense of the Company, including without limitation, theft or embezzlement from the Company; (ii) material violation by Employee of any material policy, regulation or practice of the Company;


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(iii) conviction of a felony; (iv) material breach by Employee of the terms of this Agreement or the Separation Agreement; (v) failure of Employee to sign the McCaffery Release; or (vi) the rescission or attempted rescission by Employee of the McCaffery Release.

         3. EMPLOYMENT.

                  (a) POSITION AND DUTIES. Employee shall be employed during the Term as a Special Advisor to the Board, reporting to the Company's Board of Directors (the "BOARD") and having responsibility for such transition, strategy business development, and special project matters as determined by the Board.

                  (b) AVAILABILITY. Employee shall be available to devote up to 5 days per month to perform his duties for the Company hereunder. Employee shall render such services to the Company upon reasonable notice and at such time or times as may be mutually convenient to the Company and Employee. Such services will be performed in Minnesota primarily at the offices of the Company in Eden Prairie, Minnesota. Employee shall devote his best efforts to the performance of services to the Company hereunder, but he may engage in other employment or business activities during the Term so long as such employment and business activities do not unreasonably interfere with Employee's duties and obligations hereunder.

         4. COMPENSATION.

                  (a) SALARY. While Employee is employed by the Company hereunder, the Company shall pay Employee a salary at the rate of $16,667 per month, less normal payroll deductions.

                  (b) EMPLOYEE BENEFITS. While Employee is employed by the Company hereunder, Employee shall be entitled to participate in all employee benefit plans and programs of the Company to the extent that Employee meets the eligibility requirements for each individual plan or program. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and Employee's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Notwithstanding the foregoing, Employee shall be entitled to certain employee benefits in accordance with the provisions of Section 5(c) of the Separation Agreement subject to satisfaction of the conditions precedent in
Section 6 of the Separation Agreement.

                  (c) EXPENSES. While Employee is employed by the Company hereunder, the Company shall reimburse Employee for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by Employee in the performance of the duties and responsibilities hereunder, subject to the Company's normal policies and procedures for expense verification and documentation.

         5. RETURN OF RECORDS AND PROPERTY. Upon termination of Employee's employment or at any time upon the Company's request, Employee shall promptly deliver to the Company any and all records and property of the Company or any entity related to the Company, which is




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in his possession or under his control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, video tapes, audio tapes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary or other secret information of the Company or any entity related to the Company and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones and other electronic equipment belonging to the Company or any entity related to the Company.

         6. MISCELLANEOUS.

                  (a) GOVERNING LAW. All matters relating to the interpretation, construction, application, validity and enforcement of this Agreement shall be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota.

                  (b) JURISDICTION AND VENUE. Employee and the Company consent to jurisdiction of the courts of the State of Minnesota and/or the federal district courts, District of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Agreement. Any action involving claims of a breach of this Agreement shall be brought in such courts. Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction. Venue, for the purpose of all such suits, shall be in Hennepin County, State of Minnesota.

                  (c) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to Employee's employment with the Company as Special Advisor to the Board and supersedes all prior agreements and understandings with respect to such subject matter.

                  (d) NO VIOLATION OF OTHER AGREEMENTS. Employee hereby represents and agrees that neither (i) Employee's entering into this Agreement nor (ii) Employee's carrying out the provisions of this Agreement, will violate any other agreement (oral, written or other) to which Employee is a party or by which Employee is bound.

                  (e) AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

                  (f) NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived, except by a statement in writing signed by the party against whom enforcement of the waiver is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.


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                  (g) ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the prior written consent of the other party.

                  (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                  (i) CAPTIONS AND HEADINGS. The captions and paragraph headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

         IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date set forth in the first paragraph.



                                               /s/ Gene McCaffery
                                               -----------------------------
                                               Gene McCaffery


                                               VALUEVISION MEDIA, INC.


                                               By /s/ Nathan Fagre
                                                  --------------------------
                                                  Name: Nathan E. Fagre
                                                  Its: SVP & General Counsel


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